UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 29, 2005
 Date of Report (date of earliest event reported)

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28472	77-0333728
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification Number)

357 Castro Street, Suite 5
Mountain View, California    943041
(Address of principal executive offices including zip code)

(650) 938-8815
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01    Changes in Registrant's Certifying Accountant.

On July 29, 2005 the Audit Committee of the Registrant appointed Choi, Kim & Park, LLP as its independent registered public accounting firm.

The Registrant has not consulted with Choi, Kim & Park, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K during the Registrant's two most recent fiscal years or the subsequent interim period through July 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.
By:	Mali Kuo Chief Executive Officer

Date: October 26, 2005